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                                                               Exhibit 16.1


             Letterhead of Blanski Peter Kronlage & Zoch, P.C.



April 28, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Ladies and Gentlemen:

     Re:  Koala Corporation   Commission File Number 022464

          We have read Item 4 of Koala Corporation's Form 8-K dated April 28, 1997, and are in agreement with the statements contained in paragraph 4(a) therein.

Sincerely yours,



/s/ Blanski Peter Kronlage & Zoch, P.C.